[Execution Copy]
                              INVESTMENT AGREEMENT

         This INVESTMENT AGREEMENT (this "Agreement") is made as of this 4th day of February 1997, by and between VidaMed, Inc., a Delaware corporation (the "Company") and MeesPierson Clearing Services B.V., a Netherlands corporation (the "Investor").

         WHEREAS, the Company desires to sell to the Investor and the Investor desires to purchase from the Company, shares of the Company's common stock, par value $.001 per share ("Common Stock"), representing an aggregate investment by the Investor in the Company of up to a maximum of U.S. $10,000,000 (the "Arrangement Amount"), on the terms and conditions set forth herein;

         NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         For the purposes of this Agreement:

         "Actual Purchase Amount" means, with respect to any Pricing Period, the result obtained by multiplying the Targeted Purchase Amount for such Pricing Period by a fraction (a) the numerator of which shall be the number of Valid Trading Days in such Pricing Period and (b) the denominator of which shall be the number of Exchange Business Days in such Pricing Period.

         "Average Share Price" means, with respect to any Pricing Period, the product of (a) the quotient of (i) the sum of the Closing Bid Prices for all of the Valid Trading Days during such Pricing Period divided by (ii) the number of Valid Trading Days in such Pricing Period multiplied by (b) .9.

         "Basic  Prospectus"  has the  meaning  ascribed to such term in Section
3.1.

         "Closing Bid Price" means the last reported bid quotation for the Common Stock for a given Exchange Business Day as quoted on Nasdaq or any successor thereto

         "Closing Date" means, with respect to any Pricing Period, the closing date set forth in the Pricing Period Confirmation for such Pricing Period.

         "Commitment Fee" means a dollar amount equal to 1% of the Arrangement Amount.

         "Determination Date" means, with respect to any Pricing Period, the first Exchange Business Day following the end of such Pricing Period.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Business Day" means any day which is a trading day on Nasdaq, other than a day on which trading on Nasdaq is scheduled to close prior to its regular weekday closing time.

         "Final  Prospectus"  has the  meaning  ascribed to such term in Section
3.1.

         "Material Adverse Event" means a change, event or condition that has occurred or failed to occur that has had or might have, insofar as can reasonably be foreseen by the Company, either alone or in conjunction with all other such changes, events or conditions, a material adverse effect on the Company's business, assets, liabilities, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole or on the Company's ability to consummate this Agreement in accordance with its terms.

         "Minimum Daily Price" means, for any Exchange Business Day during a Pricing Period, an amount that is 20% less than the Purchase Price.

         "Nasdaq" means the Nasdaq National Market.

         "Option Shares" has the meaning ascribed to such term in Section 2.5.

         "Optional  Investment  Amount" has the meaning ascribed to such term in
Section 2.5.

         "Pricing Period" means a fixed number of consecutive Exchange Business Days including the Closing Date.

         "Pricing Period Confirmation" means, with respect to any Pricing Period, a written instrument setting forth the terms of each Pricing Period, signed by the Company and the Investor, in the form set forth in Exhibit A hereto.

         "Purchase Price" means, with respect to any Pricing Period, the product of (a) the Closing Bid Price on the Closing Date multiplied by (b) .9.

         "Registration  Statement"  has the  meaning  ascribed  to such  term in
Section 3.1.

         "Remaining Purchase Amount" means, with respect to any Pricing Period, the difference of (a) the Arrangement Amount minus (b) the sum of (i) the Actual Purchase Amount, (ii) any additional cash paid by the Investor to the Company pursuant to Section 2.4(a) and (iii) the Optional Investment Amount, if any, for all of the preceding Pricing Periods.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means the shares of Common Stock being purchased and sold hereunder, including but not limited to the Option Shares and the Warrant Shares.

         "Subsidiary" means any corporation, limited liability company, limited liability partnership, limited partnership or partnership with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities or interest to elect a majority of the directors or management committee or similar governing body.

         "Target Shares" means, with respect to any Pricing Period, the quotient of (a) the Targeted Purchase Amount for such Pricing Period divided by (b) the Purchase Price for such Pricing Period.

         "Targeted Purchase Amount" means, with respect to any Pricing Period, the aggregate dollar investment amount set forth in the Pricing Period Confirmation.

         "Valid Trading Day" means an Exchange Business Day during a Pricing Period in which either (a) the Closing Bid Price exceeds the Minimum Daily Price or (b) in which the Closing Bid Price does not exceed the Minimum Daily Price but the Company and the Investor nonetheless agree in writing to deem such Exchange Business Day as a Valid Trading Day.

         "Warrant" means a warrant to purchase Common Stock of the Company in the form attached hereto as Exhibit B.

         "Warrant Shares" has the meaning ascribed to such term in Section 2.6.

                                   ARTICLE II

                           Purchase and Sale of Shares

         Section 2.1 Pricing Periods. The purchase and sale of Shares and Warrants hereunder shall be consummated, on or before December 31, 1997, in one or more Pricing Periods, each of which shall be governed by the terms and conditions of this Agreement and the Pricing Period Confirmation executed by the Company and the Investor with respect to such Pricing Period. The Closing Date may be any date on or after the date of delivery to the Investor of the Pricing Period Confirmation or, if such day is not an Exchange Business Day, the immediately succeeding Exchange Business Day. The number of Exchange Business Days in any one Pricing Period shall not exceed 21. The Targeted Purchase Amount for any Pricing Period shall not be less than $1,000,000 or more than the lesser of the $2,500,000 and the Remaining Purchase Amount. The Pricing Period Confirmation shall be deemed delivered on any date in which it is actually received by the Investor prior to 1:00 p.m. New York City time. Any Pricing Period Confirmation received after such time shall be deemed delivered on the next succeeding Exchange Business Day. Receipt of a Pricing Period Confirmation executed by the Company shall obligate the Investor to purchase a Targeted Purchase Amount of at least $1,000,000 with a Closing Date three Exchange Business

Days after the date of delivery of the Pricing Period Confirmation and a Pricing Period of 21 Exchange Business Days. Written acknowledgment and agreement of the Investor on the Pricing Period Confirmation shall be required for any Pricing Period Confirmation terms which differ. The Company shall not submit a Pricing Period Confirmation which would have the effect of causing more than one Pricing Period to be in effect at the same time.

         Section 2.2 Closing. The closing of the purchase and sale of the Target Shares with respect to each Pricing Period (each, a "Closing") shall occur at 1:00 P.M., New York time, on the Closing Date specified in the Pricing Period Confirmation. At each Closing, the Company shall deliver to the Investor certificates for the Target Shares for such Pricing Period, in such denominations and registered in such name or names as the Investor may designate by notice to the Company, against delivery to the Company of the Target Purchase Amount for such Pricing Period in immediately available funds.

         Section 2.3 Purchase Amount Adjustments. On the Determination Date following each Pricing Period, the Company and the Investor shall mutually determine the number of Valid Trading Days comprising such Pricing Period and, on the basis thereof, shall determine the Actual Purchase Amount and Average Share Price with respect to such Pricing Period. If the Actual Purchase Amount is less than the Targeted Purchase Amount, then, within 2 Exchange Business Days following the Determination Date, (a) the Company shall pay to the Investor in immediately available funds the difference between the Targeted Purchase Amount and the Actual Purchase Amount and (b) the Investor shall deliver to the Company a number of Shares determined as follows:

               Targeted Purchase Amount -- Actual Purchase Amount
               --------------------------------------------------
                                 Purchase Price

         Section 2.4 Purchase Price Adjustments. (a) If for any Pricing Period the Average Share Price for such Pricing Period is greater than the Purchase Price for such Pricing Period, then, within 2 Exchange Business Days following the Determination Date, the Investor shall deliver to the Company, as additional compensation for the Shares purchased in such Pricing Period, a dollar amount in immediately available funds determined as follows:

    ---                                           ---
    |                        Actual Purchase Amount  |
    | Average Share Price X  ----------------------  | -- Actual Purchase Amount
    |                            Purchase Price      |
    ---                                           ---


                  (b) If for any Pricing Period the Average Share Price for such Pricing Period is less than the Purchase Price for such Pricing Period, then, within 2 Exchange Business Days following the Determination Date, the Company shall deliver to the Investor a number of additional Shares determined as follows:

     ---                    ---      ---                    ---
     | Actual Purchase Amount |      | Actual Purchase Amount |
     | ---------------------- |  --  | ---------------------- |
     |   Average Share Price  |      |      Purchase Price    |
     ---                    ---      ---                    ---

         Section 2.5 Additional Purchase Option. At the end of any Pricing Period, the Company and the Investor may, by mutual agreement in writing, on or prior to the end of normal trading hours on the Exchange Business Day immediately following the Determination Date, elect to increase the Investor's investment in the Company by an dollar amount not to exceed 50% of the Targeted Purchase Amount for such Pricing Period (with respect to each Pricing Period, the "Optional Investment Amount"). With the Optional Investment Amount, the Investor shall purchase from the Company additional Shares equal to the quotient of (a) the Optional Investment Amount divided by (b) the Average Share Price for such Pricing Period (the "Option Shares"). Within 2 Exchange Business Days following the Determination Date for such Pricing Period, the Company shall deliver to the Investor certificates for the Option Shares for such Pricing Period, in such denominations and registered in such name or names as the Investor may designate by notice to the Company, against delivery to the Company of the Optional Investment Amount for such Pricing Period in immediately available funds.

         Section 2.6 Warrants. At the end of each Pricing Period, the Company shall sell to the Investor a Warrant for the purchase of Common Stock ("Warrant Shares") equal to one-tenth of the number of Shares issued to the Investor by the Company in connection with such Pricing Period

(including any Option Shares and after the adjustments set forth in Sections 2.3 and 2.4). The number of Warrant Shares represented by each Warrant shall be rounded upward to the nearest whole number. The purchase price for the Warrant shall equal the product of (a) $.01 multiplied by (b) the number of Warrant Shares represented by such Warrant. The exercise price of the Warrant shall be determined as follows:

                      1.25 X (Average Share Price X 1/.9)

The Warrant shall terminate 3 years from the date of issue. Within 2 Exchange Business Days following the Determination Date for such Pricing Period, the Company shall deliver to the Investor the Warrant for such Pricing Period, registered in such name as the Investor may designate by notice to the Company, against delivery to the Company of the purchase price therefor in immediately available funds.

         Section 2.7 Stock Splits and Related Adjustments. In the event that the Company effects a combination, reclassification, stock split, reverse stock split or similar transaction during any Pricing Period, the appropriate and equivalent compensating adjustments shall be made with respect thereto in the Average Share Price, Minimum Daily Price, Option Shares, Purchase Price and Target Shares for such Pricing Period.

                                   ARTICLE III

                         Representations and Warranties

         Section 3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

                  (a) The Company meets the requirements for the use of Form S-3 under the Securities Act and has filed with the SEC a registration statement on such Form (File No. 33-54267), which has become effective, for the registration under the Securities Act of the Shares and the Warrants. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with said Rule. The Company proposes to file with the SEC pursuant to Rule 424 under the Securities Act a supplement to the form of prospectus included in such registration statement relating to the Shares and the Warrants and the plan of distribution thereof and has previously advised the Investor of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus" and supplemented form of prospectus, in the form in which it shall be filed with the SEC pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

                  (b) As of the date hereof, when the Final Prospectus is filed pursuant to Rule 424(b) under the Securities Act, when, prior to any Closing Date, any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the SEC and at each Closing Date, (i) the Registration Statement, as amended as of any such time and the Final Prospectus, as amended or supplemented as of any such time, complies or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (c) The accountants who certified the financial statements and supporting schedules included in the

Registration Statement are independent public accountants as required by the Securities Act and the rules thereunder.

                  (d) The financial statements included in the Registration Statement and the Final Prospectus present fairly the financial position of the Company and each Subsidiary which is required to be consolidated with the Company by generally accepted accounting principles, as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said audited financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                  (e) As of the date hereof, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, (i) there has been no event or condition that would have a Material Adverse Effect, (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

                  (g) Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and is duly qualified as a foreign corporation to transact
business  and  is  in  good  standing  in  each   jurisdiction   in  which  such
qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse

Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as set forth in the Final Prospectus or otherwise disclosed to the Investor in writing prior to the date of this Agreement.

                  (h) As of February 4, 1997, the authorized capital stock of the Company consists of (i) 5,000,000 shares of preferred stock, par value $.001 per share, none of which are issued or outstanding and (ii) 30,000,000 shares of Common Stock, of which as of the close of business on February 4, 1997, 10,945,790 shares were issued and outstanding and no shares were held in its treasury. All of such outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and non-assessable. The Shares have been duly authorized for issuance and sale to the Investor pursuant to this Agreement and the Warrants and, when issued and delivered by the Company pursuant to this Agreement or the Warrants against payment of the consideration set forth herein or therein, as the case may be, will be validly issued and fully paid and non-assessable. The Common Stock and the Warrants conform to all statements relating thereto contained in the Final Prospectus and the issuance of the Shares is not subject to preemptive or other similar rights.

                  (i) Neither the Company nor any of its Subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, other than violations or defaults which do not individually or in the aggregate have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and will not (i) result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject or (iii) violate any applicable law, administrative regulation or administrative or court decree, other than, in the case of clauses
(ii) and (iii) above, those conflicts, breaches, defaults and violations which do not individually or in the aggregate have a Material Adverse Effect.

                  (j) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might have a Material Adverse Effect. There are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or the regulations thereunder which have not been so filed.

                  (k) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Shares and the Warrants hereunder, except such as may be required under the Securities Act or the regulations thereunder or state securities laws.

                  (l) The Company and its Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (m) This Agreement and each Warrant has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, rights and remedies of creditors and other obligees or by other equitable principles of general application.

                  (n) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

                  Any certificate signed by an executive officer of the Company and delivered to the Investor shall be deemed a representation and warranty by the Company to the Investor as to the nature of the matters covered thereby.

         Section 3.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that (a) the Investor has been duly organized and is in good standing under the laws of The Netherlands,
(b) the Investor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required for the Investor to perform its obligations under this Agreement, (c) the Investor has the requisite corporate power and authority to enter into and perform this Agreement, (d) the execution and delivery of this Agreement by the Investor and performance by it of its obligations hereunder have been duly authorized, (e) this Agreement has been duly executed and delivered by the
Investor and (f) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, rights and remedies of creditors and other obligees or by other equitable principles of general application.

                                   ARTICLE IV

                                    Covenants

         Section 4.1 Covenants of the Company. (a) On the date of execution of this Agreement, the Company will pay to the Investor in immediately available funds the Commitment Fee.

                  (b) Prior to the termination of this Agreement, the Company will not file any amendment of the Registration Statement or supplement to the Basic Prospectus which relates to the Shares and the Warrants unless the Company has furnished the Investor a copy for the Investor's review prior to filing and will not file any such proposed amendment or supplement to which the Investor reasonably objects. Subject to the foregoing sentence, the Company will cause a Final Prospectus to be filed pursuant to Rule 424(b) under the Securities Act on or before the second business day following the last day of each Pricing Period.

                  (c) Prior to the termination of this Agreement, the Company will promptly advise the Investor (i) when a Final Prospectus shall have been filed with the SEC pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Shares and the Warrants shall have been filed and when such amendment shall become effective, (iii) of any request received by the Company from the SEC for any amendment of the Registration Statement or amendment of or supplement to a Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose of which the Company has knowledge and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or Warrants in any jurisdiction or the initiation or threatening of any proceeding for such purpose of which the Company has knowledge.

                  (d) Prior to the termination of this Agreement, the Company shall not offer or sell any Common Stock or any convertible securities, warrants, options or rights to acquire any Common Stock (i) publicly pursuant to a registration statement under the Securities Act, (ii) pursuant to Regulation S promulgated under the Securities Act or (iii) in a transaction in which the purchaser may, at any time prior to the termination of this Agreement resell such Common Stock publicly pursuant to a registration statement or pursuant to Regulation S under the Securities Act or require the Company to file and have declared effective a registration statement with respect thereto; provided, however, the foregoing restriction shall not apply to any offer or sale (x) in connection with a joint venture or similar strategic business arrangement between the Company or any Subsidiary and an unaffiliated third party, (y) pursuant to employee option or restricted stock plans of (z) in connection with a spin-off, sale or other divestiture of all or a portion of the assets of the Company or a Subsidiary.

         Section 4.2 Covenants of the Investor. The Investor covenants with the Company that, with respect to each Pricing Period, it shall not short sell the Target Shares purchased during such Pricing Period.

                                    ARTICLE V

                                   Conditions

         Section 5.1 Company Conditions Precedent. The obligation hereunder of the Company to sell the Shares and the Warrants to the Investor is subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) Accuracy of Investor's Representations and Warranties. The representations and warranties of the Investor shall be true and correct as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

                  (b) Performance by Investor. The Investor shall have performed, satisfied and complied with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Investor at or prior to each Closing.

                  (c) No Injunction.  No statute,  rule,  regulation,  executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority having competent jurisdiction which prohibits or materially impairs the consummation of any of the transactions contemplated by this Agreement and the Warrants.

         Section 5.2 Investor Conditions Precedent. The obligation of the Investor to acquire and pay for the Shares and the Warrants is subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

                  (a) Accuracy of Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

                  (b) Performance by Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to each Closing.

                  (c) No Injunction.  No statute,  rule,  regulation,  executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority having competent jurisdiction which prohibits or materially impairs the consummation of any of the transactions contemplated by this Agreement and the Warrants.

                  (d) No Stop Order. No stop order suspending the effectiveness of the Registration Amendment shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (e) Officers' Certificate. The Company shall have furnished to the Investor a certificate, signed by two executive officers of the Company, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that, to their best knowledge: (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and (iii) since the date of the most recent financial statements incorporated by reference in the Registration Statement, there has been no event or condition causing a Material Adverse Effect.

                  (f) Commitment Fee. The Company shall have paid the Commitment Fee to the Investor.

                  (g) Opinion. The Company shall have furnished to the Investor an opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., substantially in the form attached hereto as Exhibit C.

                  (h) Subsequent Events. On or after the date of execution of this Agreement there shall not have occurred any of the following: (i) any event or condition that has had or would have a Material Adverse Effect; (ii) a suspension or material limitation in the trading of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or in securities generally on the principal national securities exchange on which the Common Stock is listed or admitted to trading;
(iii) a general moratorium on commercial banking activities in Amsterdam declared by the relevant authorities; (iv) the outbreak or escalation of any hostilities involving the United States or The Netherlands or the declaration by the United States or The Netherlands of a national emergency or war; or (v) the public announcement of (A) a tender offer or exchange offer for the Common Stock, (B) a merger, consolidation or sale of all or substantially all of the assets of the Company, (C) the acquisition by a third party of more than 5% of the Common Stock, (D) a proxy solicitation by any person other than management (other than proposals of securityholders included in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act) or (E) the occurrence of any other material event or events signifying an imminent change in control or potential imminent change in control of the Company.

                                   ARTICLE VI

                                  Miscellaneous

         Section 6.1 Fees and Expenses. The Company shall pay all fees, costs and expenses incident to the performance by the Company of its obligations hereunder, including (a) the preparation, printing, filing (including, without limitation, the filing fees prescribed by the Securities Act and the Exchange
Act) and distribution of the Registration Statement (including exhibits thereto), the Basic Prospectus and each Final Prospectus and all amendments and supplements to the Registration Statement, the Basic Prospectus and the Final Prospectus, (b) the preparation, printing and issuance of the Shares and the Warrants, including any stamp taxes and transfer agent and registrar fees payable in connection with the original issuance of such Shares, (c) the registration or qualification of the Shares for offering and sale to the Investor under applicable securities or Blue Sky laws, (d) the fees and expenses of the Company's independent accountants and the fees and expenses of counsel for the Company, (e) the listing of the Shares on Nasdaq and (f) the costs and expenses of the Investor's legal counsel and the Investor's out-of-pocket expenses, except for (i) any underwriters' discount incurred for the sale of the Warrant Shares and (ii) costs and expenses of the Investor which exceed $15,000 in the aggregate and have not been previously approved by the Company in writing. Each party hereto represents to the other party that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each party hereto agrees to indemnify and to hold harmless the other party for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees or representatives is responsible.

         Section 6.2 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

         Section 6.3 Consent to Jurisdiction. Each of the Company and the Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York or the United States of America in the Southern District of the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to service of process in any other manner permitted by law.

         Section 6.4 Trial by Jury. Each of the Company and the Investor hereby irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.

         Section 6.5 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty covenant or undertaking with respect to such matters. No provision of this Agreement may be waived, amended or otherwise modified other than by a written instrument signed by each of the parties hereto.

         Section 6.6 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below, (b) on the third business day in the country of receipt following the date of mailing by international express courier service, fully prepaid, addressed to such address or (c) upon actual receipt of any other form of delivery.
The addresses for such communications shall be:

         If to the Company

                  VidaMed, Inc.
                  1380 Willow Road
                  Menlo Park, CA  94025
                  Attention:  Thomas M. Fahey
                  Facsimile: [  ]

         If to the Investor:

                  MeesPierson Clearing Services B.V.
                  St. Pietershalsteeg 5
                  1012 Amsterdam
                  The Netherlands
                  Attention: Frans Demmenie
                  Facsimile: 31-20-627-7566
                  with a copy to:

                  MeesPierson Inc.
                  445 Park Avenue
                  New York, NY  10022
                  Attention: Bruce Bernstein &
                             Robert Forrester
                  Facsimile: 212-801-0350

         Either party hereto may from time to time change its address for notices under this Section 6.6 by giving at least 10 days' prior written notice of such changed address to the other party hereto.

         Section 6.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

         Section 6.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 6.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflict of laws.

         Section 6.11 Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         Section 6.12 Publicity. The Company and the Investor shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to transactions contemplated hereby.

         Section 6.13. Termination. This Agreement may be terminated (a) at any time by the mutual written consent of the Company and the Investor and (b) at any time after the occurrence of any of the events enumerated in Section 4.2(h) by delivery by the Investor of written notice to the Company. This Agreement shall terminate automatically upon the Remaining Purchase Amount equalling less than $1,000,000. Termination of this Agreement shall not affect any of the obligations of the parties hereto set forth in Section 6.1.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

VIDAMED, INC.                                        MEESPIERSON CLEARING
                                                     SERVICES B.V.



By: /s/ THOMAS M. FAHEY                     By: /s/ FRANS DEMMENIE
   -------------------------------             --------------------------------
   Name: Thomas M. Fahey                       Name: Frans Demmenie
   Title: Chief Accounting Officer             Title:



                                            By: /s/ J.B. HEUVEL
                                               --------------------------------
                                               Name: J.B. Heuvel
                                               Title:

                                    EXHIBIT A

                       Form of Pricing Period Confirmation



MeesPierson Clearing Services B.V.
St. Pietershalsteeg 5
1012 Amsterdam
The Netherlands
Attention: Frans Demmenie

Dear Sir:

         Reference is hereby made to the Investment Agreement, dated as of February 4, 1997 (the "Investment Agreement"), between VidaMed, Inc. (the "Company") and MeesPierson Clearing Services B.V. (the "Investor"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Agreement.

         The Company hereby desires to consummate a purchase and sale of Common Stock and Warrants pursuant to the Investment Agreement in a Pricing Period with the following terms:

         Closing Date:                       _______, 199_

         Exchange Business Days:             ____ days

         Targeted Purchase Amount:           $__________

         Company Account:                    ______________

         The purchase and sale of Common Stock and Warrants contemplated hereby shall be subject to and governed by the terms and conditions of the Investment Agreement.

                                   Sincerely,

                                   VidaMed, Inc.



                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

Accepted and agreed:

MeesPierson Clearing Services B.V.


By:
   --------------------------------
   Name:
   Title:



By:
   --------------------------------
   Name:
   Title:

                                    EXHIBIT B


                                 Form of Warrant

No. W-1                                           Right to Purchase __ Shares of
                                                  Common Stock of VidaMed, Inc.
                                                  (subject to adjustment as
                                                  provided herein)

                          COMMON STOCK PURCHASE WARRANT

                                                              ____________, 199_

         VidaMed, Inc., a Delaware corporation (which, together with its successors and assigns, is hereinafter called the "Company"), hereby certifies that, for value received, MeesPierson Clearing Services B.V., a Netherlands corporation (which, together with its successors and assigns, is hereinafter called the "Investor"), is entitled to purchase from the Company at any time or from time to time before 5:00 p.m., San Francisco, California time, on _______, 200_ (the "Expiration Date"), up to ________ (_____) fully paid and nonassessable shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), $.001 par value her share, of the Company, at a purchase price of $___ per share (the "Purchase Price"), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

         1. DEFINITIONS. As used herein the following terms have the following respective meanings:

              "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock.

              "Adjusted Market Price" shall mean 80% of the Current Warrant Price, as adjusted in accordance with Section 4.

              "Business Day" shall mean any day which is a trading day on the principal stock exchange on which the Common Stock is then listed or admitted to trading, other than a day on which trading on such principal stock exchange is scheduled to close prior to its regular weekday closing time or, if the Common Stock is not listed or admitted to trading on any stock exchange, any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

              "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

              "Common Stock" shall mean the Company's Common Stock, $.001 par value per share, as constituted on the date of issuance of this Warrant, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 4.8.

              "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

              "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the daily market price for the Business Day immediately preceding such date. The daily market price for such Business Day shall be (i) the last sale price on such date on the principal stock exchange on which the Common Stock is then listed or admitted to trading,
(ii) if no sale takes place on such date on any such exchange, the average of the last reported closing bid and asked prices on such date as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Company. If the determination is made pursuant to clause (v) above, the member of the NASD shall make such determination based upon the fair salable value of such share of Common Stock (determined without giving effect to the discount for (a) a minority interest or (b) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month ending prior to the date of determination.

              "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which such share of Common Stock may be purchased pursuant to this Warrant on such date.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

              "Holder" shall mean the Person in whose name the warrant set forth herein is registered on the books of the Company maintained for such purpose.

              "Investment Agreement" shall mean the Investment Agreement, dated as of February 4, 1997, by and between the Company and the Investor.

              "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

              "NASD" shall mean the National Association of Securities Dealers, Inc.

              "Other Property" shall have the meaning set forth in Section 4.8.

              "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

              "Permitted Issuances" shall mean (i) the issuance of Common Stock and Warrants pursuant to the Investment Agreement, (ii) the issuance of options and stock purchase rights under the Company's 1992 Stock Plan, (iii) the issuance of options under the Company's 1995 Director's Stock Option Plan, (iv) the issuance of Common Stock under the Company's Employee Stock Purchase Plan and (v) the issuance of Common Stock upon exercise of any Warrant, stock purchase right or option referred to in clauses (i), (ii) and (iii).

              "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

              "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

              "Warrants" shall mean this warrant to purchase Common Stock, each other warrant to purchase Common Stock issued by the Company pursuant to the Investment Agreement and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

              "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

              "Warrant Stock shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

         2.       EXERCISE OF WARRANT.

                  2.1 Manner of Exercise. From and after the date hereof through and including the Expiration Date, Holder may exercise this Warrant, on any Business day, for all or any part of the number of shares of Common Stock purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at is principal office or at the office or agency designated by the Company pursuant to Section 10, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within 5 Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

                  Payment of the Warrant Price shall be made at the option of the Holder by certified or official bank check and/or surrender of Common Stock or, in lieu thereof, by surrender of this Warrant (or of any portion thereof) at the Company at is principal office or at the office or agency designated by the Company pursuant to Section 10, together with notice of Holder's election to exercise this warrant on a net basis, in which event the Company shall issue to such holder the number of shares of Common Stock computed using the following formula:

                                 ---                                         ---
                                 |Current Market Price - Current Warrant Price |
Shares Elected to be Purchased X |---------------------------------------------|
                                 |          Current Market Price               |
                                 ---                                         ---

                  If Holder surrenders Common Stock having an aggregate value which exceeds the aggregate Warrant Price, the Company shall issue to Holder a number of new shares of Common Stock having a Current Market Price equal to that portion of the Common Stock not applied to the Warrant Price; provided, however, that in lieu of any fractional share of Common Stock which Holder would otherwise be entitled to receive, the Company shall pay to Holder an amount of cash equal to such fraction multiplied by the Current Market Price thereof.

                  2.2 Payment of Taxes. All shares of Common Stock issuable upon exercise of this Warrant pursuant to this terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

                  2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

         3.       TRANSFER, DIVISION AND COMBINATION

                  3.1 Transfer. Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 10, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

                  3.2 Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  3.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

                  3.4 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

         4.       ADJUSTMENTS

                  The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

                  4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                  (a) take a record of the  holders of its Common  Stock for the
purpose  of  entitling  them  to  receive  a  dividend   payable  in,  or  other
distribution of, Additional Shares of Common Stock,

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of which this Warrant is exercisable immediately after such adjustment.

                  4.2 Certain other Distributions. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (a) cash,

                  (b) any evidences of indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

                  (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then and in each such  case,  Holder,  on the  exercise  hereof as  provided  in
Section 2, shall be entitled to receive the amount of cash and other property which Holder would hold on the date of such exercise if on the date hereof Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant (or such lesser proportional amount if less than all of this Warrant is exercised) and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Common Stock and all such cash and other property receivable by Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4.

                  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares or such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
Section 4.1.

                  4.3 Issuance of Additional Shares of Common Stock. (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock less than the Adjusted Market Price, then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock Outstanding immediately after such issue or sale and (B) the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue or sale plus the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the Adjusted Market Price; and (ii) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be adjusted by multiplying such Current Warrant Price by a fraction (X) the numerator of which shall be the number of shares for which this Warrant is exercisable immediately prior to such issue or sale and (Y) the denominator of which shall be the number of shares of Common Stock purchasable immediately after such issue or sale.

                  (b) The provisions of paragraph (a) of Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or which is subject to Section 4.2. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (a) of Section 4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or
Section 4.5.

                  4.4 Issuance of Warrants or Other Rights. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share of which Common Stock is issuable upon the exercise of such Warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Adjusted Market Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

                  4.5 Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Adjusted Market Price in effect immediately prior to the time of such issue or sale, then the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be made under this
Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be made by reason of such issue or sale.

                  4.6  Superseding  Adjustment.   If,  at  any  time  after  any
adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall have been made pursuant to
Section 4.4 or section 4.5 as the result of any issuance of warrants, rights or Convertible Securities,

                  (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                  (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of (i) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (ii) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                  4.7 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

                  (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any consideration, such determination shall, if requested by the Majority Holders, be supported by an opinion of an investment banking firm of recognized national standing selected by the Company and acceptable to such Holders. All fees and expenses associated with obtaining such opinion shall be paid by the Company.

                  (b) When Adjustments to be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (c) Fractional Interests.  In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                  (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and Holder exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and the escrowed property returned.

                  (f) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to such Holder. All fees and expenses associated with such resolution shall be paid by the Company.

         4.8 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares or stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Holder's Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section
4. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers consolidations or dispositions of assets.

         5.       NOTICES TO WARRANT HOLDERS

                  5.1 Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in
Section 4.2), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 13.2. The Company shall keep at its office or agency designated pursuant to Section 10 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

                  5.2 Notice of Certain Corporate Action. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

         6.       NO IMPAIRMENT

                  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

         7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

                  From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as would be sufficient at such time to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                  Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price.

                  Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                  If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

         8.       TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

                  In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such a record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         9.       LOSS OR MUTILATION

                  Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

         10.      OFFICE OF THE COMPANY

                  As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

         11.      FILINGS

                  The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with
(i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

         12.      LIMITATION OF LIABILITY

                  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         13.      MISCELLANEOUS

                  13.1 Nonwaiver and Expenses. No course of dealing or delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  13.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by internationally recognized overnight courier, postage prepaid, addressed as follows:

                  (a) If the Holder or any holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

                  (b)  If to the Company at

                           VidaMed, Inc.
                           1380 Willow Road
                           Menlo Park, CA  94025
                           Attention: [   ]

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited with an internationally recognized overnight courier. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to any person designated to receive a copy shall in no way adversely affect the effectiveness of such notice, demand request, approval, declaration, delivery or other communication.

                  13.3 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

                  13.4 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

                  13.5 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  13.6 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  13.7 Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:   ___________, 199_

                                            VIDAMED, INC.

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


Attest:



By:
   --------------------------------
   Name:
   Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

                                      B-20

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ____ shares of Common Stock of VidaMed, Inc., and herewith makes payment therefor, [in cash] [in Common Stock] [on a net basis, with the number of shares of Common Stock purchased hereby reduced in accordance with the formula set forth in Section 2.1,] at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________ whose address is ___________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                                             --------------------------------
                                             (Name of Registered Owner)


                                             --------------------------------
                                             (Signature of Registered Owner)


                                             --------------------------------
                                             (Street Address)


                                             --------------------------------
                                             (City)   (State)  (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B


                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                     No. of Shares of
Name and Address of Assignee                         Common Stock
----------------------------                         -----------------






and  does  hereby   irrevocably   constitute   and  appoint   __________________
attorney-in-fact to register such transfer on the books of VidaMed, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:______________________

                                        Print Name:________________________

                                        Signature:_________________________

                                        Witness:___________________________




NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT C

                                 Form of Opinion

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under the Investment Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

2. Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as set forth in the Final Prospectus or otherwise disclosed to the Investor in writing prior to the date of the Investment Agreement.

3. As of ________, 199_, the authorized capital stock of the Company consists of
(i) 5,000,000 shares of preferred stock, par value $.001 per share, none of which are issued or outstanding and (ii) 30,000,000 shares of Common Stock. All of the outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and non-assessable. The Shares have been duly authorized for issuance and sale to the Investor pursuant to the Investment Agreement and the Warrants and, when issued and delivered by the Company pursuant to the Investment Agreement or the Warrants against payment of the consideration set forth therein, will be validly issued and fully paid and non-assessable. The Common Stock and the Warrants conform to all statements relating thereto contained in the Final Prospectus and the issuance of the Shares is not subject to preemptive or other similar rights.

4. The execution, delivery and performance of the Investment Agreement, the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and will not (i) result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, (ii) to the knowledge of such counsel, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject or (iii) to the knowledge of such counsel, violate any applicable law, administrative regulation or administrative or court decree, other than, in the case of clauses (ii) and (iii) above, those conflicts, breaches, defaults and violations which do not individually or in the aggregate have a Material Adverse Effect.

5. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of such counsel, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein). There are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or the regulations thereunder which have not been so filed.

6. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Shares under the Investment Agreement, except such as may be required under the Securities Act or the regulations thereunder or state securities laws.

7. To the knowledge of such counsel, the Company and its Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and, to the knowledge of such counsel, neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

8. The Investment Agreement and each Warrant has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, rights and remedies of creditors and other obligees or by other equitable principles of general application.

9. Notice of listing of the Shares on the Nasdaq National Market has been given.

10. The Registration Statement and any amendments thereto have become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be state therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                      C-3